EXHIBIT 10.1
                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT is made this 30 day of September, 2004, by and between CENUCO, INC., a Delaware Corporation and Barrington University, Inc., an Alabama Corporation (collectively "Seller") and Rarefied, LLC, a Georgia limited liability company ("Buyer").

                                    RECITALS:

         A. Seller is the owner of a distance educational institution known as Barrington University offering classes over the Internet whose principal office is currently located in Mobile, Alabama and certain tangible and intangible assets.

         B. Seller is willing to sell and Buyer is willing to buy the assets of Seller's business known as Barrington University upon the terms and conditions herein set forth.

NOW, THEREFORE in consideration of the mutual covenants contained herein, the parties agree as follows:

1. ASSETS SOLD AND PURCHASED. Seller agrees to sell, transfer, convey and assign to Buyer, and Buyer agrees to buy, accept and receive all of the following related to Barrington University ("Business"): All furniture (including classroom furniture), equipment, warranties, computers, computer software, whether owned or licensed, telecommunications equipment, servers, customer lists, files, records, other general intangibles of the business, the right to the name Barrington University, lesson plans, curriculum, domain names, including www.Barrington.edu all patents, registered or unregistered trademarks, service marks, logos, fictitious and trade names, registered and common law copyrights, all telephone numbers, including fax lines, Internet web site, Barrington University e-mail accounts, customer lists, inventions, discoveries, techniques, processes, methods, formulae, designs, trade secrets, confidential information, know-how and ideas used or useful in connection with the Business. A definitive list of tangible personal property conveyed will be created and agreed to by the parties prior to closing. As the School is currently housed within and operates from servers that also contain Seller's other businesses, Seller shall transfer all software and connections to a separate Server capable of efficiently supporting all of its intellectual property, and a workstation containing Buyer's e-mail system within Thirty (30) days after Closing, and both the Server and workstation shall become property of Buyer.

         A. Covenant Not to Compete: Seller and its principals covenant not to compete with Buyer by participating in an on-line proprietary school business for five years anyway in the world. The parties specifically acknowledge that the range is reasonable in that the school being purchased currently operates as a classroom without walls on a worldwide basis. The parties recognize and acknowledge that due to the nature of the business, if Seller operated anywhere within the protected area it could affect Buyer's business opportunity, and therefore, the covenant is reasonable. A separate Covenant Not to Compete shall be executed at closing.

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         B. Receivables: Existing Accounts Receivable ("Receivables") in the
approximate amount of One Million Two Hundred Thousand ($1,250,000) shall be included in the assets to be conveyed.

         D. Bank Account: Seller shall transfer to Buyer the Bank of America account styled "Virtual Academics dot com d/b/a/ Barrington University."

2. PURCHASE PRICE. The basic consideration to be paid by the Buyer to Seller for the purchase of the assets of the business shall be One Million ($1,000,000) Dollars. The Purchase Price shall be reduced by Two Hundred Thousand ($200,000) Dollars if Buyer does not collect 95% of the Receivables on the books as of the Closing Date within One (1) year after Closing. The purchase price shall be allocated among the following categories, and the parties each agree to mutually determine an acceptable allocation and to file the appropriate IRS form reflecting this allocation.

Equipment and Tangible Property
Goodwill and Intangibles
Covenant not to Compete

3. PAYMENT TERMS.

         A. Seller Financing. Seller Financing. Buyer shall execute a Promissory
Note in the amount of Seven Hundred Thousand ($700,000) Dollars payable as follows: Twenty (20) equal and consecutive quarterly payments of $29,122.87 each (amortized on the basis of $500,000), beginning on the first day of the 6th month following Closing. Interest accrues at rate of Six (6%) percent per annum. During the first six (6) months, interest will accrue but not be paid. The $15,000 of interest accrued over the first 6-months shall be paid in 5 equal monthly installments beginning the 1st day of the 3rd month following Closing. There shall be a final balloon payment ("Balloon Payment") in the amount of Two Hundred Thousand ($200,000) Dollars due on the first (1st) day of the Sixth
(6th) year after closing. If the Purchase Price is reduced due to recovery of Receivables not meeting the threshold described in Paragraph 2 above, the reduction in Purchase Price shall result in elimination of the Balloon Payment. The schedule of payments, including the down payment is shown is Exhibit A.

If the Purchase Price is reduced due to recovery of Receivables not meeting the threshold described in Paragraph 2 above, the reduction in Purchase Price shall result in elimination of the Balloon Payment.

            1. Buyer shall execute a Security Agreement and UCC filing securing the promissory note with the assets of the business.

            2. The loan closing documents will require that Seller will be named as additional insured on the Buyer's insurance policy. Buyer will supply

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               Seller annually with a paid receipt for insurance.

            3. There shall be no prepayment penalty.

            4. The Principal of Buyer shall execute a Personal Guaranty of the debt, in the form of Exhibit A, attached hereto.

            5. The full amount of the note will be due and payable upon any sale of the business or its assets.

            6. If any student has provided written notice to Barrington
               University or Cenuco of a request for a tuition refund prior to October 1, 2004, or if Seller fails to pay any Trade Payables where the service was received or committed to prior to Closing and not paid within sixty (60) days after Closing, Buyer will have the right to offset the amount from the Seller Financing.

            7. The Note shall provide that Buyer shall not transfer the Business assets or any part thereof to his wife while the Note remains outstanding, except in the case of death or disability.

         B. Cash at Closing. At closing, Buyer shall deliver to Escrow Agent, Baritz and Colman, a Florida LLP, in cash, cashier's check or certified check, Three Hundred Thousand ($300,000) Dollars, plus or minus prorations and closing costs. Escrow Agent shall retain the proceeds in escrow until the State of Alabama approves the change of ownership, or Forty Five (45) days after Closing, whichever occurs first. Should the State of Alabama not approve the change of ownership by the 45th day after Closing, or denies the change of Ownership, the Buyer at its sole option, shall have the right to rescind the transaction. In that event, Buyer shall reconvey or cancel the Bill of Sale and any other document transferring ownership to it, and the debt obligation documents shall be canceled. In addition, Working Capital equal to that in the accounts transferred to Buyer on the Closing Date shall be returned to Seller. If any debt has been incurred or any asset subjected to a lien or encumbrance of any sort, it must be satisfied by Buyer prior to reconveyance. All profits earned during the period Buyer has operated the Business would be returned to Seller upon rescission. If on the fiftieth (50th) day after Closing, the Buyer has not rescinded the transaction or authorized disbursement of escrow, Seller shall have the right to rescind the transaction.

4. CONDITIONS PRECEDENT TO CLOSING.

         A. Adjustments, Prorations and Deposits. Adjustments and prorations shall be made as of the date of closing for yellow page and other advertisements, utilities and related items, if necessary, in order that Seller shall be responsible for all expenses prior to closing and Buyer for all expenses thereafter. Buyer will assume the "Future Tuition Income" liability associated with active students in good standing. The applicable party shall be credited with the amount by

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which the aggregate cash balances and all Accounts Receivable less current liabilities and unearned tuition is more or less than zero. Buyer shall be responsible for insuring the assets after closing.

         B. Taxes. Seller will pay all income, employment, sales and other applicable taxes and assessments or has made satisfactory provision for paying same before closing.

         C. Representations of Seller. Seller hereby represents and warrants that the following matters are true, and will remain true at closing:

            1. No asset to be sold is encumbered by a security interest held by any person or entity or lease. Seller's attorney shall obtain a search for UCC Financing statements prior to closing and provide that information to Buyer's counsel. If any item is encumbered, the UCC must be released as part of closing.

            2. Seller shall pay any and all trade debt incurred prior to closing, and hereby agrees to indemnify and hold Buyer harmless for any trade debt left unpaid by Seller.

            3. No written employment agreements exist with any person.

            4. No litigation or threat of litigation exists which affects the assets or is a threat to the business or assets being conveyed.

         D. Salaries and Employee Benefits. Buyer shall pay all salaries and benefits for all employees directly involved in the operation of the Business and other direct expenses from the Closing date.

         E. Consulting and Assistance. Should Buyer require services from Seller during the six-month period after Closing, other than the expenses associated with setting up the servers and workstation, Buyer shall pay for those services at a rate to be negotiated and Seller shall begin exchanging information immediately to enable Buyer's system to be set up within thirty (30) days after Closing. Buyer shall not be responsible for the expense of Seller's computer tech providers incurred during the first thirty (30) days after Closing.

         F. Leased Space. Seller will provide facilities and services (telephone, copies, fax, etc., either or both of which the buyer may cancel with 10 days written notice, at the Boca Raton offices of Cenuco, Inc. The rent of $500/month and the service fee of actual expenses shall start 30 days after Closing.

         G. Assistance with obtaining Licenses. Seller agrees to assist Buyer with all state and local regulations, including transfer of licenses and permits to operate.

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         H. Authorization by Buyer's and Seller's Boards. The Board of Directors
(and any other body required by the Corporate documents to approve a transfer) must issue Certificates, Minutes or other appropriate document authorizing the Buyer and Seller to enter into the transaction.

         I. Public Announcement. Buyer shall not make a public announcement until 10 days after closing or immediately after Cenuco's public announcement, whichever comes first. The Parties shall consult with and obtain consent from each other on the desirability, timing and substance of any press release or public announcement, publicity statement or other public disclosure relating to the transaction. The Seller and Buyer each agree not to make any such public disclosures without the prior written consent of the other Party as to the content and timing of such disclosure; provided, however, that either Party may make such disclosures as required to comply with applicable law, regulations or stock exchange requirements. The Parties agree that no announcement may be made and the agreement and transaction shall remain confidential in the event the transaction is rescinded.

         M. Corporate Name Change. Seller shall dissolve the corporation known as Barrington University Inc., or change the name within ninety (90) days after Closing.

         N. Employees. Buyer agrees to offer employment to the two (2) full-time Barrington University employees located in Alabama and two (2) full-time Barrington University employees located in the Boca Raton office immediately after closing. In addition, these employees will be immediately eligible for a medical plan (no waiting period). The Buyer and Seller will discuss the status of those employees who work part-time for Barrington University and decide on their status by the end of business on the 1st Monday after Closing.

5. CLOSING DATE AND COSTS.

         A. The closing date shall be at a mutually agreeable time on or before October 1, 2004. The closing shall take place at the Seller's corporate office, although Buyer's attorney will deliver documents and confer, but will not attend the Closing.

         B. Each Party shall pay its own legal fees. Buyer is responsible to its attorney for preparation of this Contract. Costs shall be allocated based on local custom. The fees of the Escrow Agent shall be paid by the Seller.

6. INSTRUMENTS OF CONVEYANCE.

         A. Seller shall execute a Bill of Sale in the form attached hereto as Exhibit B stating that it has good title to the assets, free of liens, superior to the interests of any other person or entity, that it has not conveyed or agreed to convey the assets to any other person or entity, that there are no outstanding fines, taxes of any sort or other obligations affecting the property, that there is no judgment or pending lawsuit involving the Seller or the business assets, and that Seller will defend the title against any persons whomsoever.

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         B. Each party agrees to execute such other documents at or after closing as may be reasonably required to carry out the terms of this Agreement.

7. RISK OF LOSS. The risk of loss or damage of the assets being conveyed shall be upon Seller at all times prior to the closing date. In the event of any loss or damage to the assets being conveyed, Seller shall repair, replace or restore any of such property to good working condition prior to the closing date. In the event any such loss or damage is material and would substantially affect the transaction contemplated hereunder, Seller shall give prompt written notice thereof to Buyer. If Seller cannot restore the assets to good working condition so that normal operation of the business can be resumed before five (5) days prior to closing, Buyer may elect to either terminate this Agreement and receive a return of Buyer's deposit, receive an agreeable reduction in purchase price and close, or elect to postpone the dosing date to a mutually agreeable date and time. If the property cannot be restored and the normal operation of the business resumed before five (5) days prior to any extended closing date, the Buyer may exercise the same options.

8. BROKER FEES. Seller has contracted with Abacus Mergers and Acquisitions in the purchase and sale of the Business and agreed to pay a commission.

9. AMENDMENT / FINAL AGREEMENT. This Agreement constitutes the entire Agreement between the parties. There are no other agreements other than those set forth herein.

10. TIME OF THE ESSENCE. The parties agree that time is of the essence in all matters regarding this agreement.

11. DISPUTE RESOLUTION / ATTORNEYS' FEES. In any dispute arising as a result of this Agreement or the transaction, the parties agree that the matter will be submitted to mediation at the joint expense of the parties. If the parties are unable to resolve the matter through mediation, either party may submit the matter to arbitration with a mutually agreeable arbitrator. If the Parties are unable to agree on an arbitrator or the arbitration process, either Party may file an appropriate civil action, and the prevailing party shall be awarded attorney's fees and costs, including those incurred on any appeals.

12. RIGHT OF BUYER TO PERFORM DUE DILIGENCE INVESTIGATION. Buyer has performed preliminary due diligence prior to contract, including a review of all financial information and documentation about the business, and the condition of all assets being conveyed. Buyer is granted until September 30, 2004 to review and approve any other information not previously provided, including current roster and accounts in related to current, future and immediately past tuition, employee roster that includes age, gender number of dependents, pre-existing medical problems and years of service, reports for workers compensation and liability for the past 3 years. The condition of the equipment, including computer hardware, software, networking and communication device must be in good working order and sufficient to conduct business. Buyer may also continue reviewing any and all financial data, financial aid data, regulatory matters, advertising, marketing, contracts and all

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other information regarding the Business that Buyer, in its sole discretion, believes pertinent. After Closing, Buyer has no right to any information of Cenuco that does not pertain to Barrington University.

13. ASSIGNABILITY. Buyer may not assign the contract without consent of Seller.

14. MISCELLANEOUS.

         A. The headings of the paragraphs in the Agreement are for convenience or reference only and do not form a part hereof, and in no way modify, interpret or construe the understandings of the parties hereto.

         B. This Agreement shall be construed and governed in accordance with the laws of the State of Florida.

         C. Any exhibits referred to herein are intended to be attached hereto and made a part hereof.

         D. The covenants, warranties and obligations of the parties shall survive closing.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.


                                        SELLER:
                                        CENUCO, INC.
Date: 9/30/04
      -------
                                        By: /s/ Steven Bettinger
                                        STEVEN BETTINGER, President


                                        BUYER:
                                        RAREFIED, LLC.
Date: 9-30-2004
      ---------
                                        By: /s/ Akber Mithani
                                        AKBER MITHANI, President


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                      FORM OF PERSONAL GUARANTY - EXHIBIT A

                                PERSONAL GUARANTY

         This PERSONAL GUARANTY (this "Guaranty"), dated September 30, 2004, is made by Akber Mithani ("Guarantor"), for good and valuable consideration, to CENUCO, INC. ("Cenuco"), as security for the obligations set forth in the Purchase and Sale Agreement (the "Purchase Agreement") and Secured Promissory Note entered into by and between Cenuco, Barrington University, Inc. and Rarefied, LLC ("Rarefied") on September 30, 2004.

1. Nature of Guaranty. Guarantor's liability under this Guaranty shall be open and continuous for so long as this Guaranty shall be in force. Guarantor intends to guarantee at all times the performance and prompt payment of all amounts owed by Rarefied as set forth in the Purchase Agreement, whether due on any date specified in the Agreement or earlier, by acceleration.

2. Duration of Guaranty. This Guaranty will take effect immediately upon execution thereof, and will continue in full force until all amounts due and owing pursuant to the Purchase Agreement have been fully and finally paid. Any extensions, modifications, or alterations in the Agreement shall not in any manner release or discharge Guarantor from this Guaranty.

3. Representations and Warranties. In addition to all other agreements set forth in this Guaranty, Guarantor expressly represents and warrants to Cenuco that:

         (A) no representations or agreements of any kind have been made to Guarantor that would limit or qualify in any way the terms of this Guaranty;

         (B) Guarantor has the full power, right, and authority to enter into this Guaranty;

         (C) the provisions contained in this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor, and do not result in a violation of any law, regulation, decree, or order applicable to Guarantor;

         (D) Guarantor has read the Purchase Agreement, to which this Guaranty is attached an integral part thereof, and fully understands his obligations thereunder;

         (E) Guarantor absolutely and unconditionally guarantees to Cenuco the full and complete payment of all amounts due to Cenuco under the terms of the Agreement;

         (F) if the Purchase Agreement is breached, upon Cenuco's written demand, Guarantor shall pay to Cenuco, with certified funds, the entire unpaid principal balance due and owing under the Purchase Agreement. Payment shall be delivered to Cenuco within twenty (20) days of receipt of its written demand;

         (G) Guarantor waives the right to presentment, protest, demand, or notice of any kind;

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                      FORM OF PERSONAL GUARANTY - EXHIBIT A

         (H) the terms and provisions of this Guaranty shall be binding upon Guarantor and his successors, heirs, and assigns and shall inure to the benefit of, and be enforceable by, Cenuco and its successors, parents, officers, directors, heirs, and assigns. In the event of Guarantor's death, this Guaranty shall become a liability of his estate.

4. General Provisions. Guarantor agrees that:

         (A) Guarantor has an ongoing obligation during the duration of this Guaranty to promptly notify Cenuco in writing, at the address below, in the event that his residential address, as identified below, changes:

                  (i)      Akber Mithani
                           ___________________
                           ___________________

                           WITH A COPY TO:

                           ___________________
                           ___________________
                           ___________________
                           ___________________

                  (ii)     Cenuco, Inc.
                           6421 Congress Avenue
                           Boca Raton, Florida 33287

         (B) if this Guaranty is breached and/or if any Party is required to bring an action to interpret any of the provisions of this Guaranty, the non-breaching/prevailing Party is entitled to payment of all costs and expenses, including reasonable attorney's fees, incurred in the preparation, prosecution, or appeal thereof;

         (C) this Guaranty shall be governed and construed in accordance with the laws of the State of Florida. The Parties agree that for all disputes, differences, or questions relating to or arising under this Guaranty, jurisdiction shall be exclusively in the State of Florida, and venue shall lie in either Florida Circuit Court or the United States District Court for the Southern District of Florida;

         (D) in computing any period of time relating to this Agreement, if the last day upon which to comply with a provision is a Saturday, Sunday, or legal holiday, the period of time runs until the end of the next day that is not a Saturday, Sunday, or legal holiday;

         (E) in the event that any provision of this Guaranty shall be held invalid or unenforceable, such determination shall not affect the enforceability of the remaining provisions.

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                      FORM OF PERSONAL GUARANTY - EXHIBIT A

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first written above.



                                        ________________________________________
                                        __________________, Guarantor
                                        Social Security Number:_________________




         SUBSCRIBED AND SWORN to before me this ___ day of September 30, 2004 by Akber Mithani, known to me or who has produced ________________________ to me as identification.



                                        ________________________________________
                  (SEAL)                Notary Public

                                        My Commission Expires: _________________



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                        FORM OF BILL OF SALE - EXHIBIT B

                                  BILL OF SALE

         This BILL OF SALE is made and delivered on September 30, 2004, by CENUCO, INC., a Delaware corporation and Barrington University, Inc., an Alabama corporation (collectively, "Seller"), to and for the benefit of RAREFIED, LLC., a Georgia Limited Liability Corporation ("Buyer"). This Bill of Sale is made and delivered pursuant to and in furtherance of a Purchase and Sale Agreement dated as of September 30, 2004 (the "Purchase Agreement") by and between Seller and Buyer. Capitalized terms used herein without definition have the respective meanings given to them in the Purchase Agreement.

         1. For good and valuable consideration in hand paid to the Seller, receipt of which is hereby acknowledged, Seller does by this Bill of Sale grant, bargain, transfer, sell, assign, set over, convey ownership of and deliver to Buyer, its successors and assigns forever, all of their right, title and interest, legal and equitable, in and to such assets as are more particularly detailed in the Purchase Agreement, wheresoever situate, free and clear of all liens, charges and encumbrances and otherwise in accordance with and subject to the terms of the Purchase Agreement and this Bill of Sale.

         2. Seller hereby covenants that it is the sole and lawful owner of such assets conveyed and assigned pursuant hereto. Seller further covenants and agrees that it shall, without further consideration, at any time and from time to time after the date hereof, upon the reasonable request and at the reasonable expense of Buyer or its successors or assigns, do, execute, acknowledge, deliver or file, or shall cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments, notices, releases, acquittances or assurances as Buyer or its successors or assigns may reasonably request in order to more effectively consummate the transfer to Buyer of all such right, title and interest of Seller in and to the assets hereby conveyed.

         3. Nothing contained in this Bill of Sale, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns, any remedy or claim under or by reason of this Bill of Sale or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Buyer, its successors and assigns. Notwithstanding the foregoing, any lender providing financing in connection with Buyer's purchase of the assets and consummation of the transactions contemplated by the Purchase Agreement shall be entitled to rely upon this Bill of Sale.

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IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed and delivered by its officer thereunto duly authorized on the date first above written.

CENUCO, INC., a Delaware corporation


By:      /s/ Steve Bettinger
         -------------------
Name:    Steve Bettinger
         -------------------
Title:   President
         -------------------


BARRINGTON UNIVERSITY, INC., an Alabama corporation


By:      /s/ Steve Bettinger
         -------------------
Name:    Steve Bettinger
         -------------------
Title:   President
         -------------------


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